Exhibit 16.1

February 26, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Asia Premium Television Group, Inc. pertaining to our firm included under Item 4.01 of the Amendment No. 1 to Form 8-K dated February 26, 2008 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC